Exhibit 10(a)(a)(i) Page 1 of 8 Initials S.M. PERSONAL & CONFIDENTIAL November 4, 2022 Samir Mehta 8509 English Turn Lane Waxhaw, NC 28173 Re: Offer of Employment Dear Sam, Congratulations! I am pleased to offer you the position of President, Communication Systems reporting solely and directly to Christopher Kubasik, Chair and CEO. You will work remotely from your home, subject to business travel as may be reasonably required in the performance of your duties. The position will commence on or around January 3, 2023, or such later date as may be mutually agreed between you and L3Harris Technologies, Inc. (the “Company”), with such authority, duties and responsibilities as are normally attendant to such position and such other duties commensurate with this position that may be reasonably assigned by the CEO consistent with those of a president of a similarly sized business unit in the Company’s industry. As an executive officer, you will be deemed a Section 16 Officer under SEC rules, and therefore subject to certain trading restrictions and reporting requirements. Additionally, given your role you will be required to hold three times your annual base salary in LHX shares to be achieved within five years from your hire date, in accordance with our share ownership guidelines. The Company will provide you with reasonable notice of any modifications to our share ownership guidelines. Sam, we have crafted a total rewards package consistent with L3Harris’ executive compensation program design and tailored to the unique circumstances of transitioning from your current employer. The elements of this package include:

Page 2 of 8 Initials S.M. 1) An annual base salary of $725,000 payable bi-weekly. Base salaries are reviewed annually, with adjustments made subject to both business and personal performance. 2) Participation in the L3Harris Annual Incentive Plan (“AIP”) with a target opportunity equal to 100% of your base salary. Incentive awards are paid based on the achievement of pre-established, annual business operating metrics and the successful completion of personal performance objectives. Individual awards may range from 0% to 200% of target based on business and personal performance. Your participation in AIP will begin on your start date, provided that your AIP award for 2023 will be paid without proration. 3) Eligibility to receive annual equity awards with a target value of no less than $2,550,000. The awards are currently granted in late February following the Board of Directors approval of annual equity awards to L3Harris executives. Once approved and accepted by you, the awards are subject to the applicable terms and conditions in effect at the time of the grant. You will be eligible for annual equity grants beginning in February 2023, and you will receive an initial equity award with a value of no less than $2,550,000 no later than March 31, 2023. 4) A one-time cash sign-on bonus of $850,000, less applicable taxes and other withholdings, payable within forty-five (45) days of hire, as an incentive to join L3Harris. Should you voluntarily terminate your employment with L3Harris other than with Good Reason within twelve (12) months of hire, you will be required to repay a pro-rated portion of this bonus based on the number of months you were employed with L3Harris. 5) Should your Executive Leadership Group (ELG) RSU award from your current employer be cancelled, forfeited, or terminated, you will be granted a one-time Restricted Stock Unit (“RSU”) with an approximate grant date value of $1,500,000 which vest 50% on the third anniversary of the grant date and 50% on the fifth anniversary of the grant date. This award is subject to the applicable terms and conditions in effect at the time of the grant, and the award will be granted on the first trading day during the month following your start date (if that trading day occurs within a Quiet Period as defined by L3Harris’ equity grant policy, the grant date will be the first trading day following the end of the Quiet Period). 6) Should your 2020 and 2021 annual LTIP awards from your current employer be cancelled, forfeited or terminated, you will be granted the following one-time awards to offset such foregone equity compensation at your current employer: • $1,400,000 (approximate grant date value) grant of RSUs with three-year ratable vesting in equal annual installments on the first three anniversaries of the grant date; and • $1,000,000 (approximate grant date value) grants of Stock Options with three-year cliff vesting on the third anniversary of the grant date.

Page 3 of 8 Initials S.M. These awards are subject to the applicable terms and conditions in effect at the time of the grant, and the award will be granted on the first New York Stock Exchange trading day during the month following your start date (if that trading day occurs within a Quiet Period as defined by L3Harris’ equity grant policy, the grant date will be the first trading day following the end of the Quiet Period). 7) Should your 2022 annual LTIP grant from your current employer be cancelled, forfeited or terminated, you will be granted the following one-time award to offset such foregone equity compensation at your current employer: • $1,600,000 (approximate grant date value) grant of RSUs with three-year ratable vesting in equal annual installments on the first three anniversaries of the grant date. This award is subject to the applicable terms and conditions in effect at the time of the grant, and the award will be granted on the first New York Stock Exchange trading day during the month following your start date (if that trading day occurs within a Quiet Period as defined by L3Harris’ equity grant policy, the grant date will be the first trading day following the end of the Quiet Period). 8) To the extent that your employment is terminated by the Company without Cause, or you resign with Good Reason, or your employment is terminated as a result of your Disability or death (as such terms are defined below), to the extent granted, the equity awards described in Sections 5, 6, and 7 hereof shall accelerate and vest as of the date of such termination of employment. 9) Eligibility to participate in the L3Harris Retirement Plan 401(k) with a company match equivalent to 100% of the first 6% of your contributions. While you will be immediately eligible to participate in the plan, company matching contributions will begin after one year of service. 10) Eligibility to participate in the L3Harris Excess Retirement Savings Plan (“ERSP”) for 2023 and subsequent years. This IRS non-qualified retirement plan preserves your ability to make pre-tax contributions and receive employer matching contributions (after one year of service) above the qualified IRS limits in accordance with the plan terms. 11) Participation in health and welfare benefit plans, including qualified dependents as applicable. These plans include medical, prescription, dental, vision, life, and short and long-term disability benefits. Coverage under these programs is effective, should you choose to participate as soon as day one of employment with L3Harris. 12) Reimbursement for all reasonable and necessary expenses actually incurred in connection with the business affairs of the Company and the performance of your duties hereunder, in accordance with Company policy as in effect from time to time.

Page 4 of 8 Initials S.M. 13) Participation as of your employment commencement date at no less than the Officer level in the Company’s Severance Pay Plan and Executive Change in Control Severance Plan (the “CIC Severance Plan”) for so long as such plans are in effect, without regard to any service-based eligibility requirement for participation in such plans which are hereby waived. To the extent either such plan is suspended, discontinued, or terminated, the Company shall amend this offer letter to include separation benefits that are no less favorable than those provided under the applicable plan(s) as of immediately prior to such suspension, discontinuation or termination. 14) Definitions • As used in this Agreement, “Cause” and “Disability” shall have the meaning set forth in the CIC Severance Plan. • As used in this Agreement, “Good Reason” shall mean, without your express written consent, the occurrence of any of the following events: (i) any materially adverse diminution of your position(s), duties, responsibilities or status with the Company or a material adverse change in your reporting responsibilities, titles or offices with the Company; (ii) any reduction by the Company in your rate of annual base salary, annual target cash incentive bonus opportunity or annual target long-term incentive opportunity; (iii) any requirement that you relocate or maintain your principal work location fifty (50) miles or more outside of your home and/or cease to work remotely; (iv) the failure of the Company to obtain the assumption agreement from any successor; (v) any unsuccessful attempt on the Company’s part to terminate your employment for Cause; or (vi) any material breach by the Company of this Agreement or any other material written agreement with you; provided, however, that in each case you must provide the Company with written notice that an event constituting Good Reason has occurred (such notice to be provided within sixty (60) days of your initial knowledge of the occurrence of such event) and specifying the details of such event, and the Company shall be given thirty (30) days from its receipt of written notice to cure such events. If the Company cures an event during such period that would otherwise constitute Good Reason, then you will have no right to terminate your employment for Good Reason. 15) Should your former employer determine to forfeit or clawback or require repayment of proceeds for any portion of your cash or equity incentive awards from your current employer (excluding any such awards if and only to the extent replaced pursuant to and in accordance with in Section 5, Section 6 or Section 7 of this Agreement, as the case may be), L3Harris will pay you in cash the

Page 5 of 8 Initials S.M. aggregate value of the applicable portion of such awards forfeited, clawed back or repaid, which payment shall be made promptly (and in any event within 30 days) after the time of forfeiture, claw back or demand for repayment of the applicable amount. The calculation of the applicable amount with respect to any stock shall be based on the closing price of such stock on the date of such forfeiture, claw back or demand for repayment. Payment will only be made by L3Harris upon the submission of a demand letter for repayment by your current employer, or other documentation in your possession supporting your forfeiture, clawback or repayment (provided such documentation does not contain any confidential, proprietary or other restricted information in respect of your current employer that you are not authorized to provided), and after you have made good faith efforts through your attorney to reduce or eliminate any claw back from your current employer. L3Harris will also reimburse reasonable and customary expenses for attorneys’ fees related to a potential claim for clawback. 16) Indemnification and directors’ and officers’ coverage at a level no less favorable than such coverage provided to similarly situated executives. 17) This offer of employment is subject to the following conditions: ▪ Successful completion of L3Harris’ pre-employment drug and background screening, where permitted by law. ▪ Submission of all required documents and fully disclose, and provide copies where applicable, of any written or other agreements or understandings to which you are a party that relate to the protection of confidential, trade secret or proprietary information; non-competition restrictions; non-solicitation or no-hire prohibitions (employees or customers); and/or ownership of invention provisions. You affirm that your employment with L3Harris will not violate any such agreements or understandings. ▪ You provide proof of identity and employment eligibility, through completion of Form I-9, and demonstrate that you are lawfully able to work for L3Harris. 18) The Company shall pay or reimburse you for the reasonable cost of attorney’s fees incurred in the negotiation of this Agreement and related agreements, such fees not to exceed $50,000 in the aggregate, within thirty (30) days of receipt of documentation of the incurrence of such fees. 19) The Company shall withhold from any amounts to be paid or benefits provided to you hereunder any federal, state, local, or foreign withholding or other taxes or charges which it is from time to time required to withhold. 20) The intent of the parties is that payments and benefits under this letter are either exempt from or comply with Section 409A of the Internal Revenue Code (“Section 409A”), and this letter will be interpreted accordingly. If you and the Company agree that this Agreement is not in compliance with Section 409A, the parties shall cooperate in good faith to modify this Agreement to comply with Section 409A while endeavoring to preserve the intended economic benefits. All reimbursements for costs and expenses will be paid no later than the end of

Page 6 of 8 Initials S.M. the calendar year following the calendar year in which such they are incurred. Except as permitted by Section 409A; the right to reimbursement or in-kind benefits will not be subject to liquidation or exchange for another benefit; and the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year will not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year. Whenever a payment specifies a payment period with reference to a number of days, the actual date of payment within the specified period will be within the sole discretion of the Company. For purposes of any payment payable in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment. 21) If there is a change of ownership or effective control or change in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 280G of the Code) (a “280G Change in Control”) and any payment or benefit (including payments and benefits pursuant to this Agreement) that you would receive from the Company or otherwise (a “Transaction Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Transaction Payment are paid to you, which of the following two alternative forms of payment would result in your receipt, on an after-tax basis, of the greater amount of the Transaction Payment notwithstanding that all or some portion of the Transaction Payment may be subject to the Excise Tax: (A) payment in full of the entire amount of the Transaction Payment (a “Full Payment”), or (B) payment of only a part of the Transaction Payment so that you receive the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”, and you shall be entitled to payment of whichever amount that shall result in a greater after-tax amount for you. For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate reasonably applicable to you, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes). If a Reduced Payment is made, the reduction in payments and/or benefits will occur in the following order: (1) first, reduction of cash payments, in reverse order of scheduled payment date (or if necessary, to zero), (2) then, reduction of non-cash and non- equity benefits provided to you, on a pro rata basis (or if necessary, to zero) and (3) then, cancellation of the acceleration of vesting of equity award compensation in the reverse order of the date of grant of your equity awards. Unless you and the Company otherwise agree in writing, any determination required under this section shall be made in writing by a nationally recognized accounting firm selected by the Company subject your approval, which shall not be unreasonably withheld (the “Accountants”), whose determination shall be conclusive and binding upon you and the Company for all purposes, absent

Page 7 of 8 Initials S.M. manifest error. For purposes of making the calculations required by this section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Without limiting the generality of the foregoing, any determination by the Accountants under this Section will take into account the value of any reasonable compensation for services to be rendered by you (or for holding yourself out as available to perform services and refraining from performing services (such as under a covenant not to compete)). The Accountants shall provide detailed supporting calculations to the Company and you as requested by the Company or you. You and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. The Company shall bear all costs the Accountants may incur in connection with any calculations contemplated by this section as well as any costs incurred by you with the Accountants for tax planning under Sections 280G and 4999 of the Code. Please indicate your acceptance of, and agreement to, the terms and conditions outlined above by signing and dating this offer of employment below and returning it to me. Sincerely, /s/ James P. Girard James P. Girard Vice President & Chief Human Resources Officer 321-727-5387 Jim.Girard@l3harris.com

Page 8 of 8 Initials S.M. ACKNOWLEDGEMENT & ACCEPTANCE By accepting this offer of employment, I acknowledge that I: (1) accept the terms and conditions of the offer; (2) understand that the offer constitutes the full, complete, and final agreement between you and L3Harris regarding the initial terms of my employment; and (3) understand that my employment with L3Harris is at-will and that the offer does not constitute a contract of employment or a guarantee of continued employment for any period. Signed: Samir Mehta Dated: 11-04-2022 Name: Samir Mehta